UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 13, 2006
(Date of Earliest Event Reported)

GEMSTAR-TV GUIDE INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Its Charter)

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Delaware	0-24218	95-4782077
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification
Incorporation)		Number)

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6922 Hollywood Boulevard
12th Floor
Los Angeles, California 90028
(Address of principal executive offices) (Zip Code)

(323) 817-4600
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        |_|    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
        |_|    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
        |_|    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
        |_|     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

        On June 13, 2006, Gemstar-TV Guide International, Inc. (the “Company”) announced that it has entered into a settlement agreement with its former chief financial officer, Elsie Ma Leung. Under the terms of the agreement, Ms. Leung has relinquished all claims to the approximately $8.4 million the Company is holding in a segregated account that it established in connection with the Company’s November 2002 management and corporate governance restructuring. This account is one of two separate accounts established by the Company in connection with the restructuring. The account is subject to an outstanding court order issued under Section 1103 of the Sarbanes-Oxley Act in a case captioned In the Matter of an Application for a Temporary Order Pursuant to Section 1103 of the Sarbanes-Oxley Act, Securities and Exchange Commission v. Gemstar-TV Guide International, Inc., Case No. CV-03-3124 MRP (PLAx), preventing the payment of those funds to Ms. Leung. The settlement between the Company and Ms. Leung announced today also fully resolves the arbitration Elsie Leung v. Gemstar-TV Guide International, Inc., American Arbitration Association (“AAA”) Case No. 13Y1160130003, in which, among other things, the Company and Ms. Leung asserted competing claims to the funds held in the account. The settlement agreement contains a general release of the Company by Ms. Leung, and also contains specific releases of her claims for reimbursement of legal fees, any claims that she has against the Company’s directors’ and officers’ insurance carriers, and any future claims for advancement of legal expenses or indemnification. In exchange, the Company has agreed to release its claims against Ms. Leung.

        As a result of the settlement, the liability the Company carries on its balance sheet in respect of approximately $8.4 million of restructuring payments will be extinguished in the Company’s fiscal quarter ending June 30, 2006. Further, the Company intends to petition the Court to dissolve the Section 1103 order with respect to segregated funds in this amount and to relinquish jurisdiction over the account in which the Company holds such funds. Ms. Leung has agreed to fully cooperate with that petition. Upon the dissolution of the Section 1103 order, the Company will reclassify approximately $8.4 of restricted cash on its balance sheet to cash and cash equivalents. The settlement agreement announced today does not have any impact on the approximately $30.5 million in funds that are the subject of disputes being arbitrated between the Company and its former Chairman and Chief Executive Officer, Henry C. Yuen. Those funds are being held in a separate segregated account that is also subject to an outstanding court order issued under Section 1103 of the Sarbanes-Oxley Act.

        A copy of the press release of the Company dated June 13, 2006 in respect of the settlement is attached to this Current Report on Form 8-K as Exhibit 99.1 and incorporated into this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Press Release of Gemstar-TV Guide International, Inc. dated June 13, 2006.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEMSTAR-TV GUIDE INTERNATIONAL, INC. By: /s/ Stephen H. Kay —————————————— Stephen H. Kay Executive Vice President, General Counsel and Secretary

Date:  June 13, 2006

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release of Gemstar-TV Guide International, Inc. dated June 13, 2006.